Globe Net Wireless Expands Global Reach to More Than 200 Countries

Chengdu, China (FOR IMMEADIATE RELEASE) - November 11th, 2016 - Globe Net Wireless Corp., (GNTW) today announced that its consultant, Impact Media, has completed the development of TextPro Connect IQ, a new mobile text marketing platform with a global reach to more than 200 countries encompassing 700 international networks.

TextPro Connect IQ is a single, unified, web-based system allowing customers to create campaigns that utilize a variety of marketing tools, including mobile coupons, SMS marketing, QR codes, mobile keywords, Mobile splash pages, surveys, voting, polls, email marketing and social media status updates. Additionally business and event planners have the ability to offer text reminders. Small businesses that rely on scheduled meetings with customers can do away with fears of missed appointments, reservations, or scheduled maintenance and repairs.

The president & CEO of Globe Net Wireless Corp. Gustavo Americo Folcarelli commented, “We are excited to announce we have entered into our commercial phase of development with today’s launch. We’ve made the investment in TextPro Connect IQ with only one mission in mind, to deliver high quality, trusted text message business solutions internationally.” Mr. Folcarelli further commented, “We expect today’s launch to kick off our enterprise business. A lot of businesses use email, which is getting read about 17% of the time. SMS text messaging has a much higher rate of impact; 99% is read within 2 minutes. Couple this with our other enterprise features such as Facebook Integration, Mobile Contests, and Loyalty Rewards; our customers can now have a reach that is potentially larger than broadcast TV.”

About TextPro Connect IQ

Globe Net Wireless Corp.’s mission is to deliver high quality, trusted text message business solutions through the utilization of TextPro Connect IQ. TextPro Connect IQ is a single, unified, web-based system that allows businesses to create SMS marketing campaigns that utilize a variety of marketing tools, including mobile coupons, QR codes, mobile keywords, mobile splash pages, surveys, voting, polls, SMS to email and social media status updates. All our energies and resources are channeled in to providing and developing ever-improving and wide-ranging text-messaging solutions for our clients. For more information watch our video: https://vimeo.com/181498570 or visit our website http://textproplatform.com

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects”, “intends”, “estimates”, “projects”, “anticipates”, “believes”, “could”, and other similar words. All statements addressing product performance, events, or developments that Globe Net Wireless Corp.., Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Globe Net Wireless Corp’s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of Globe Net Wireless Corp’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Globe Net Wireless Corp’s forward-looking statements. Except as required by law, Globe Net Wireless Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Globe Net Wireless Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

For more Information: http://GlobeNetWireless.com & http://textproplatform.com